Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Barbara Doyle Investor Relations contact 651-236-5023

NEWS	September 23, 2020

H.B. Fuller Reports Third Quarter Fiscal Year 2020 Results

Diluted EPS of $0.79; adjusted diluted EPS of $0.76

Adjusted EBITDA of $106 million exceeded guidance range

Debt paydown of $59M ahead of target

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its third quarter ended August 29, 2020.

Items of Note for Third Quarter 2020

■

Strong operational performance with net income of $42 million and adjusted EBITDA of $106 million, which exceeded the company’s guidance, driven by solid organic sales results, benefits from restructuring efficiencies and lower raw material costs.

■	Total organic revenues declined by 2.5% compared with last year, ahead of the company’s expectations.
■	Continued share gains led to organic revenue growth in Hygiene, Health and Consumable Adhesives (HHC) and higher sequential revenues in Engineering Adhesives and Construction Adhesives.
■	Year-to-date cash flow from operations increased by 20% versus the same period in 2019, driven by working capital reductions.
■	Debt paydown of $59 million exceeded the company’s $40 to $50 million targeted debt paydown for the quarter. The company remains on track to achieve $200 million debt repayment target for 2020.
■	Delivered restructuring savings of $7 million in the quarter, with expected savings of approximately $30 million for fiscal year 2020, related to our realignment to three global business units (GBUs).
■	The company expects to deliver additional savings of $20 to $30 million by the end of 2022 related to the company’s operations and supply chain project initiated this year.

Summary of Third Quarter 2020 Results

Net revenue of $691 million decreased 4.7% compared with the third quarter of 2019. Organic revenue was down 2.5% versus the same period last year, excluding impacts from foreign currency exchange rates and the sale of the surfactants, thickeners and dispersants business which, combined, negatively impacted revenues by 2.2%. Hygiene, Health and Consumable Adhesives organic revenue increased 1% year over year reflecting continued demand for adhesives for essential goods and packaging. Construction Adhesives and Engineering Adhesives organic revenues were lower than last year but increased versus the second quarter. Engineering Adhesives significantly improved revenue performance included double-digit year-over-year growth in Electronics, Recreational Vehicles and Technical Textiles.

Gross profit margin was 27.2%. Adjusted gross profit margin of 27.3% was down 150 basis points versus last year. The decline was due to lower revenues and unfavorable business mix related to impacts from COVID-19, partially offset by favorable raw material costs. Selling, General and Administrative (SG&A) expense was $129 million. Adjusted SG&A expense of $123 million declined 6.4% compared with the same period last year, driven by cost savings realized from the company’s business realignment to three global business units and lower discretionary expenses in the quarter.

As a result of these factors, net income attributable to H.B. Fuller in the quarter was $42 million, or $0.79 per diluted share. Adjusted net income attributable to H.B. Fuller was $40 million, or $0.76 of adjusted EPS, down from $44 million, or $0.86 of adjusted EPS in the prior year. Adjusted EBITDA was $106 million in the quarter, compared with $116 million in the same period last year, and adjusted EBITDA margin was 15.3% versus 16% in the prior year.

“In the third quarter, we delivered higher than expected organic revenue performance by building on our market share gains in HHC, improving performance in Construction Adhesives and winning new business in Engineering Adhesives,” said Jim Owens, H.B. Fuller president and chief executive officer. “We continued to realize operational cost efficiencies from our GBU realignment, reduce SG&A spending and bring down raw material costs, which drove EBITDA results that were also better than forecasted. Strong cash flow enabled us to exceed our debt paydown target in the quarter, keeping us on track for $200 million of total debt paydown for the year. During the quarter, we also began implementing the operational improvement projects we announced on our second quarter call that will drive $20 to $30 million of incremental cost savings in 2021 and 2022.

Owens continued, “H.B. Fuller has performed well during the pandemic due to the competitive advantages we’ve created through our new GBU and global customer focused business structure, our cultural emphasis on collaboration and speed and our investments in digital tools. We will build on our successes from the first nine months of the year and leverage those wins in the fourth quarter and into 2021. Our margins and cash flow remain resilient, and we are well-positioned to accelerate our performance as end markets continue to show signs of improvement. We remain focused on our vision to be the best adhesive company in the world by creating value for our customers and shareholders today, and as the world evolves following the pandemic.”

Key Balance Sheet and Cash Flow Items

At the end of the third quarter of 2020, the company had cash on hand of $75 million and total debt equal to $1,869 million. This compares to cash and debt levels equal to $70 million and $1,928 million, respectively, at the end of the second quarter of 2020. For the nine-month year-to-date period, cash flow from operations increased to $193 million from $160 million for the same period of 2019, driven by improved working capital management. Capital expenditures were $17 million versus $15 million in the third quarter of fiscal 2019, reflecting timing of capital projects and expenditures related to growth initiatives. The company estimates capital investment for the fiscal year totaling $80 to $85 million.

H.B. Fuller has more than adequate liquidity to meet any foreseeable needs, including a $400 million revolving credit facility with a feature that allows for an increase of the facility by $300 million dollars if needed. The company also has ample room under its debt covenants using significantly conservative outlook scenarios.

Q4 2020 Guidance

The extent of COVID-19’s impact on global economic factors remains uncertain. The company is providing the following guidance based on current economic projections, order patterns and assumptions for global commercial activity:

■	Estimated revenue in the fourth quarter is anticipated to increase by 4% to 7% sequentially from the third quarter and be approximately flat to down 3% year over year.
■	Adjusted EBITDA is anticipated to be approximately $110 million to $115 million, in line with the fourth quarter of 2019.
■	Debt reduction of $200 million for the full year, consistent with our original 2020 plans.

Conference Call

The Company will host an investor conference call to discuss its third quarter results and fourth quarter planning assumptions on Thursday, Sept. 24, 2020, at 10:30 a.m. EDT. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast, and may be accessed from the company's website at https://investors.hbfuller.com/calendar. Participants should access the webcast prior to the start of the call to register for the event and install and test any necessary software. Accompanying presentation slides will be available at the link above 30 minutes prior to the call, and the webcast and presentation will be archived on the company's website. A telephone replay of the conference call will be available approximately 1 hour after the conclusion of the call, through Oct. 1, 2020. To access the telephone replay dial 1-877-344-7529 in the US, 855-669-9658 in Canada, and 1-412-317-0088 outside the US and Canada, and enter access code 10147504.

Regulation G

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our fiscal 2020 Planning Assumptions, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2019 net revenue of $2.9 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies, cost savings and operating efficiencies from the Royal transaction, the global business unit realignment or the operations and supply chain project within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or more costly than expected; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and any worsening of the global business and economic environment as a result.

Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing for the fiscal year ended November 30, 2019. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of		Three Months Ended	Percent of
	August 29, 2020	Net Revenue		August 31, 2019	Net Revenue
Net revenue	$691,463	100.0%		$725,376	100.0%
Cost of sales	(503,619)	(72.8%	)	(518,055)	(71.4%	)
Gross profit	187,844	27.2%		207,321	28.6%

Selling, general and administrative expenses	(129,113)	(18.7%	)	(140,615)	(19.4%	)
Other income, net	3,722	0.5%		22,762	3.1%
Interest expense	(20,196)	(2.9%	)	(25,607)	(3.5%	)
Interest income	2,945	0.4%		3,115	0.4%
Income before income taxes and income from equity method investments	45,202	6.5%		66,976	9.2%

Income taxes	(5,112)	(0.7%	)	(19,321)	(2.7%	)
Income from equity method investments	1,541	0.2%		2,075	0.3%
Net income including non-controlling interest	41,631	6.0%		49,730	6.9%

Net (loss) income attributable to non-controlling interest	(24)	(0.0%	)	(12)	(0.0%	)
Net income attributable to H.B. Fuller	$41,607	6.0%		$49,718	6.9%

Basic income per common share attributable to H.B. Fuller	$0.80			$0.98
Diluted income per common share attributable to H.B. Fuller	$0.79			$0.97

Weighted-average common shares outstanding:
Basic	52,130			50,939
Diluted	52,591			51,502

Dividends declared per common share	$0.163			$0.160

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	August 29, 2020	November 30, 2019	August 31, 2019
Cash & cash equivalents	$74,922	$112,191	$119,776
Trade accounts receivable, net	476,099	493,181	485,688
Inventories	354,221	337,267	373,609
Trade payables	272,232	298,869	272,554
Total assets	3,981,725	3,985,734	4,032,683
Total debt	1,868,926	1,979,116	2,097,122

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Nine Months Ended	Percent of		Nine Months Ended	Percent of
	August 29, 2020	Net Revenue		August 31, 2019	Net Revenue
Net revenue	$2,012,629	100.0%		$2,157,894	100.0%
Cost of sales	(1,469,622)	(73.0%	)	(1,552,189)	(71.9%	)
Gross profit	543,007	27.0%		605,705	28.1%

Selling, general and administrative expenses	(398,620)	(19.8%	)	(432,407)	(20.0%	)
Other income, net	11,740	0.6%		29,113	1.3%
Interest expense	(64,597)	(3.2%	)	(79,354)	(3.7%	)
Interest income	8,761	0.4%		9,191	0.4%
Income before income taxes and income from equity method investments	100,291	5.0%		132,248	6.1%

Income taxes	(22,194)	(1.1%	)	(38,902)	(1.8%	)
Income from equity method investments	5,068	0.3%		5,273	0.2%
Net income including non-controlling interest	83,165	4.1%		98,619	4.6%

Net (loss) income attributable to non-controlling interest	(50)	(0.0%	)	(16)	(0.0%	)
Net income attributable to H.B. Fuller	$83,115	4.1%		$98,603	4.6%

Basic income per common share attributable to H.B. Fuller[1]	$1.60			$1.94
Diluted income per common share attributable to H.B. Fuller[1]	$1.59			$1.90

Weighted-average common shares outstanding:
Basic	51,959			50,864
Diluted	52,400			51,836

Dividends declared per common share	$0.485			$0.475

1 Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2020	August 31, 2019	August 29, 2020	August 31, 2019

Net income attributable to H.B. Fuller	$41,607	$49,718	$83,115	$98,603
Adjustments:
Acquisition project costs	(55)	1,535	(1,162)	2,158
Organizational realignment	2,511	(684)	6,199	1,110
Royal restructuring and integration	1,358	(9,132)	5,502	(1,150)
Tax reform	-	-	(26)	55
Project ONE	1,216	1,130	3,100	3,179
Other [2]	(6,687)	1,660	(3,842)	3,427
Adjusted net income attributable to H.B. Fuller [3]	39,950	44,227	92,886	107,382

Add:
Interest expense	20,220	25,607	64,650	79,354
Interest income	(2,945)	(3,115)	(8,761)	(9,191)
Income taxes	14,050	14,798	32,335	37,219
Depreciation and amortization expense[4]	34,432	34,606	102,992	105,403
Adjusted EBITDA [3]	105,707	116,123	284,102	320,167

Diluted Shares	52,591	51,502	52,400	51,836
Adjusted diluted income per common share attributable to H.B. Fuller [3]	$0.76	$0.86	$1.77	$2.07
Revenue	$691,463	$725,376	$2,012,629	$2,157,894
Adjusted EBITDA margin [3]	15.3%	16.0%	14.1%	14.8%
_______________

[2] Includes adjustment of ($7,182) of discrete tax benefit in the quarter ended August 29, 2020 related to various foreign tax matters and a tax benefit relating to the revaluation of cross-currency swap agreements due to appreciation of the Euro versus US dollar.

[3] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[4] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($413) and ($174) for the three months ended August 29, 2020 and August 30, 2019, respectively and ($509) and ($1,135) for the nine months ended August 29, 2020 and August 30, 2019, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2020	August 31, 2019	August 29, 2020	August 31, 2019
Net Revenue:
Hygiene, Health and Consumable Adhesives	$320,187	$328,420	$977,373	$986,166
Engineering Adhesives	276,083	286,716	761,040	855,010
Construction Adhesives	95,193	108,406	274,216	302,987
Corporate Unallocated	-	1,834	-	13,731
Total H.B. Fuller	$691,463	$725,376	$2,012,629	$2,157,894

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$31,883	$32,638	$89,556	$85,576
Engineering Adhesives	29,873	36,847	65,386	98,146
Construction Adhesives	4,284	7,650	9,436	14,246
Corporate Unallocated	(7,309)	(10,429)	(19,991)	(24,670)
Total H.B. Fuller	$58,731	$66,706	$144,387	$173,298

Adjusted EBITDA [3]
Hygiene, Health and Consumable Adhesives	$43,697	$45,146	$127,914	$123,700
Engineering Adhesives	46,831	52,152	112,918	144,521
Construction Adhesives	14,394	17,486	39,893	44,185
Corporate Unallocated	785	1,339	3,377	7,761
Total H.B. Fuller	$105,707	$116,123	$284,102	$320,167

Adjusted EBITDA Margin [3]
Hygiene, Health and Consumable Adhesives	13.6%	13.7%	13.1%	12.5%
Engineering Adhesives	17.0%	18.2%	14.8%	16.9%
Construction Adhesives	15.1%	16.1%	14.5%	14.6%
Corporate Unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	15.3%	16.0%	14.1%	14.8%

NMP = non-meaningful percentage

[3] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2020	August 31, 2019	August 29, 2020	August 31, 2019
Income before income taxes and income from equity method investments	$45,202	$66,976	$100,291	$132,248
Adjustments:
Acquisition related activity	(73)	1,871	(1,584)	2,641
Organizational realignment	3,308	(1,345)	8,286	885
Royal restructuring and integration	1,790	(12,131)	7,379	(1,591)
Tax reform	-	-	(35)	75
Project ONE	1,602	1,378	4,141	3,982
Other	654	213	1,725	1,105
Adjusted income before income taxes and income from equity method investments [5]	$52,483	$56,962	$120,203	$139,345

[5] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2020	August 31, 2019	August 29, 2020	August 31, 2019
Income taxes	$(5,112)	$(19,321)	$(22,194)	$(38,902)

Adjustments:
Acquisition related activity	18	(336)	423	(482)
Organizational realignment	(797)	660	(2,087)	225
Royal restructuring and integration	(431)	2,999	(1,877)	441
Tax reform	-	-	9	(20)
Project ONE	(386)	(247)	(1,043)	(803)
Other [2]	(7,342)	1,447	(5,566)	2,322
Adjusted income taxes [6]	$(14,050)	$(14,798)	$(32,335)	$(37,219)

Adjusted income before income taxes and income from equity method investments	$52,483	$56,962	$120,203	$139,345
Adjusted effective income tax rate [6]	26.8%	26.0%	26.9%	26.7%

[2] Includes adjustment of ($7,182) of discrete tax benefit in the quarter ended August 29, 2020 related to various foreign tax matters and a tax benefit relating to the revaluation of cross-currency swap agreements due to appreciation of the Euro versus US dollar.

[6] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2020	August 31, 2019	August 29, 2020	August 31, 2019

Net revenue	691,463	725,376	2,012,629	2,157,894

Gross profit	$187,844	$207,321	$543,007	$605,705
Gross profit margin	27.2%	28.6%	27.0%	28.1%

Adjustments:
Organizational realignment	(204)	(367)	(53)	(124)
Royal restructuring and integration	1,132	1,741	2,730	4,250
Other	272	(5)	1,263	(9)
Adjusted gross profit [7]	$189,044	$208,690	$546,947	$609,822

Adjusted gross profit margin [7]	27.3%	28.8%	27.2%	28.3%

[7] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2020	August 31, 2019	August 29, 2020	August 31, 2019

Selling, general and administrative expenses	$(129,113)	$(140,615)	$(398,620)	$(432,407)

Adjustments:
Acquisition project costs	(73)	1,871	(1,584)	2,641
Organizational realignment	3,516	2,937	8,342	4,551
Royal restructuring and integration	682	2,737	4,725	10,747
Tax reform	-	-	(35)	75
Project ONE	1,602	1,378	4,142	3,982
Other	382	242	462	1,134
Adjusted selling, general and administrative expenses [8]	$(123,004)	$(131,450)	$(382,568)	$(409,277)
_______________

[8] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
Three Months Ended August 29, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$33,688	$31,334	$5,468	$70,490	$(28,883)	$41,607
Adjustments:
Acquisition project costs	-	-	-	-	(55)	(55)
Organizational realignment	-	-	-	-	2,511	2,511
Royal restructuring and integration	-	-	-	-	1,358	1,358
Project ONE	-	-	-	-	1,216	1,216
Other	-	-	-	-	(6,687)	(6,687)
Adjusted net income attributable to H.B. Fuller [3]	33,688	31,334	5,468	70,490	(30,540)	39,950
Add:
Interest expense	-	-	-	-	20,220	20,220
Interest income	-	-	-	-	(2,945)	(2,945)
Income taxes	-	-	-	-	14,050	14,050
Depreciation and amortization expense	10,009	15,497	8,926	34,432	-	34,432
Adjusted EBITDA [3]	$43,697	$46,831	$14,394	$104,922	$785	$105,707

Revenue	320,187	276,083	95,193	691,463	-	691,463
Adjusted EBITDA Margin [3]	13.6%	17.0%	15.1%	15.2%	NMP	15.3%

	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
Nine Months Ended August 29, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$94,979	$69,767	$12,987	$177,733	$(94,618)	$83,115
Adjustments:
Acquisition project costs	-	-	-	-	(1,162)	(1,162)
Organizational realignment	-	-	-	-	6,199	6,199
Royal restructuring and integration	-	-	-	-	5,502	5,502
Tax reform	-	-	-	-	(26)	(26)
Project ONE	-	-	-	-	3,100	3,100
Other	-	-	-	-	(3,842)	(3,842)
Adjusted net income attributable to H.B. Fuller [3]	94,979	69,767	12,987	177,733	(84,847)	92,886
Add:
Interest expense	-	-	-	-	64,650	64,650
Interest income	-	-	-	-	(8,761)	(8,761)
Income taxes	-	-	-	-	32,335	32,335
Depreciation and amortization expense	32,935	43,151	26,906	102,992	-	102,992
Adjusted EBITDA [3]	$127,914	$112,918	$39,893	$280,725	$3,377	$284,102

Revenue	977,373	761,040	274,216	2,012,629	-	2,012,629
Adjusted EBITDA Margin [3]	13.1%	14.8%	14.5%	13.9%	NMP	14.1%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
Three Months Ended August 31, 2019	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$33,934	$38,014	$8,662	$80,610	$(30,892)	$49,718
Adjustments:
Acquisition project costs	-	-	-	-	1,535	1,535
Organizational realignment	-	-	-	-	(684)	(684)
Royal Restructuring	-	-	-	-	(9,132)	(9,132)
Project ONE	-	-	-	-	1,130	1,130
Other	-	-	-	-	1,660	1,660
Adjusted net income attributable to H.B. Fuller [3]	33,934	38,014	8,662	80,610	(36,383)	44,227
Add:
Interest expense	-	-	-	-	25,607	25,607
Interest income	-	-	-	-	(3,115)	(3,115)
Income taxes	-	-	-	-	14,798	14,798
Depreciation and amortization expense	11,212	14,138	8,824	34,174	432	34,606
Adjusted EBITDA [3]	$45,146	$52,152	$17,486	$114,784	$1,339	$116,123

Revenue	328,420	286,716	108,406	723,542	1,834	725,376
Adjusted EBITDA Margin [3]	13.7%	18.2%	16.1%	15.9%	NMP	16.0%

	Hygiene, Health and Consumable	Engineering	Construction		Corporate	H.B. Fuller
Nine Months Ended August 31, 2019	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$89,567	$101,476	$17,228	$208,271	$(109,668)	$98,603
Adjustments:
Acquisition project costs	-	-	-	-	2,158	2,158
Organizational realignment	-	-	-	-	1,110	1,110
Royal Restructuring	-	-	-	-	(1,150)	(1,150)
Tax Reform	-	-	-	-	55	55
Project ONE	-	-	-	-	3,179	3,179
Other	-	-	-	-	3,427	3,427
Adjusted net income attributable to H.B. Fuller [3]	89,567	101,476	17,228	208,271	(100,889)	107,382
Add:
Interest expense	-	-	-	-	79,354	79,354
Interest income	-	-	-	-	(9,191)	(9,191)
Income taxes	-	-	-	-	37,219	37,219
Depreciation and amortization expense	34,133	43,045	26,957	104,135	1,268	105,403
Adjusted EBITDA [3]	$123,700	$144,521	$44,185	$312,406	$7,761	$320,167

Revenue	986,166	855,010	302,987	2,144,163	13,731	2,157,894
Adjusted EBITDA Margin [3]	12.5%	16.9%	14.6%	14.6%	NMP	14.8%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH (DECLINE)

(unaudited)

	Three Months Ended		Nine Months Ended
	August 29, 2020
Price	(0.4%	)	(0.7%	)
Volume	(2.1%	)	(3.1%	)
Organic Growth (Decline)	(2.5%	)	(3.8%	)
M&A	(0.2%	)	(0.6%	)
F/X	(2.0%	)	(2.3%	)
Total H.B. Fuller net revenue	(4.7%	)	(6.7%	)

	Three Months Ended								Nine Months Ended
	August 29, 2020								August 29, 2020
	Net Revenue		F/X		M&A		Organic Growth (Decline)		Net Revenue		F/X		M&A		Organic Growth (Decline)

Hygiene, Health and Consumable Adhesives	(2.5%	)	(3.6%	)	0.0%		1.1%		(0.9%	)	(3.6%	)	0.0%		2.7%
Engineering Adhesives	(3.7%	)	(0.8%	)	0.0%		(2.9%	)	(11.0%	)	(1.5%	)	0.0%		(9.5%	)
Construction Adhesives	(12.2%	)	0.0%		0.0%		(12.2%	)	(9.5%	)	(0.3%	)	0.0%		(9.2%	)
Unallocated Corporate	NMP		0.0%		NMP		0.0%		NMP		0.0%		NMP		0.0%
Total H.B. Fuller	(4.7%	)	(2.0%	)	(0.2%	)	(2.5%	)	(6.7%	)	(2.3%	)	(0.6%	)	(3.8%	)

NMP=non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	August 29,	November 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$74,922	$112,191
Trade receivables (net of allowances of $13,637 and $10,682, as of August 29, 2020 and November 30, 2019, respectively)	476,099	493,181
Inventories	354,221	337,267
Other current assets	84,187	90,723
Total current assets	989,429	1,033,362

Property, plant and equipment	1,392,017	1,304,231
Accumulated depreciation	(737,299)	(674,418)
Property, plant and equipment, net	654,718	629,813

Goodwill	1,306,398	1,281,808
Other intangibles, net	771,942	799,399
Other assets	259,238	241,352
Total assets	$3,981,725	$3,985,734

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$21,082	$15,732
Current maturities of long-term debt	-	65,000
Trade payables	272,232	298,869
Accrued compensation	68,031	78,582
Income taxes payable	18,352	23,229
Other accrued expenses	75,739	60,745
Total current liabilities	455,436	542,157

Long-term debt, excluding current maturities	1,847,844	1,898,384
Accrued pension liabilities	84,336	80,214
Other liabilities	280,201	242,190
Total liabilities	$2,667,817	$2,762,945

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 51,725,732 and 51,241,190, as of August 29, 2020 and November 30, 2019, respectively	51,726	51,241
Additional paid-in capital	149,305	130,295
Retained earnings	1,442,292	1,384,411
Accumulated other comprehensive loss	(329,932)	(343,600)
Total H.B. Fuller stockholders' equity	1,313,391	1,222,347
Non-controlling interest	517	442
Total equity	1,313,908	1,222,789
Total liabilities, non-controlling interest and total equity	$3,981,725	$3,985,734

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands (Unaudited)

	Nine Months Ended
	August 29, 2020	August 31, 2019
Cash flows from operating activities:
Net income including non-controlling interest	$83,165	$98,619
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	50,558	50,269
Amortization	52,943	56,269
Deferred income taxes	(10,952)	(36,831)
Income from equity method investments, net of dividends received	2,660	1,743
Loss (gain) on sale of assets	118	(19,964)
Share-based compensation	14,087	20,170
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	17,307	(15,674)
Inventories	(17,195)	(17,704)
Other assets	31,372	(31,853)
Trade payables	(9,449)	2,246
Accrued compensation	(12,345)	(10,173)
Other accrued expenses	8,776	7,936
Income taxes payable	330	23,587
Accrued / prepaid pensions	(5,954)	(7,548)
Other liabilities	20,481	10,636
Other	(32,872)	28,520
Net cash provided by operating activities	193,030	160,248

Cash flows from investing activities:
Purchased property, plant and equipment	(71,939)	(47,023)
Purchased businesses, net of cash acquired	(9,500)	(8,042)
Purchase of assets	(5,623)	-
Purchased business remaining equity	-	(9,870)
Proceeds from sale of property, plant and equipment	1,407	5,314
Proceeds from sale of business	-	70,293
Cash received from government grant	-	9,045
Cash payments related to government grant	(5,326)	(1,120)
Net cash (used in) provided by investing activities	(90,981)	18,597

Cash flows from financing activities:
Repayment of long-term debt	(128,000)	(173,500)
Net proceeds of notes payable	8,422	2,667
Dividends paid	(24,970)	(24,181)
Contingent consideration payment	(767)	(3,610)
Proceeds from stock options exercised	6,567	2,495
Repurchases of common stock	(3,342)	(2,922)
Net cash used in financing activities	(142,090)	(199,051)

Effect of exchange rate changes on cash and cash equivalents	2,772	(10,811)
Net change in cash and cash equivalents	(37,269)	(31,017)
Cash and cash equivalents at beginning of period	112,191	150,793
Cash and cash equivalents at end of period	$74,922	$119,776